EXHIBIT 3.3
                            CERTIFICATE OF MERGER

                                   MERGING

                          SEPSCO MERGER CORPORATION

                                    INTO

                     SOUTHEASTERN PUBLIC SERVICE COMPANY

                       (Pursuant to Section 251 of the
                      Delaware General Corporation Law)
                      ---------------------------------


      The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY THAT:

      FIRST:      The name and state of incorporation of each of the
constituent corporations in the merger are as follows:

                  Name                             State of Incorporation
                  ----                             ----------------------
      SEPSCO Merger Corporation                          Delaware

      Southeastern Public Service Company                Delaware

      SECOND:     An Agreement and Plan of Merger (the "Agreement and Plan of
Merger") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

      THIRD:      Southeastern Public Service Company shall be the surviving corporation (the "Surviving Corporation").

      FOURTH: Article "FOURTH" of the certificate of incorporation of the Surviving Corporation is hereby amended to read as follows: "The total number of shares of stock of all classes which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $1.00 per share," and, as so amended, shall constitute the certificate of incorporation, as amended, of the Surviving Corporation.

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 777 South Flagler Drive, Suite 1000E, West Palm Beach, Florida 33401.

      SIXTH:      A copy of the Agreement and Plan of Merger will be
furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated:  April 14, 1994
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SOUTHEASTERN PUBLIC SERVICE COMPANY




                              By:   Joseph A. Levato
                                    -----------------------------------
                                    Name:  Joseph A. Levato
                                    Title: Executive Vice President and
                                           Chief Financial Officer

ATTEST:




By:   Mary C. Wade
      ---------------------------
      Name:  Mary C. Wade
      Title: Assistant Secretary